UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2019

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23590	59-3046866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Broad Street,
Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 504-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As disclosed by Revolution Lighting Technologies, Inc. (the “Company”) in its Form 8-K filed on November 20, 2018, the Nasdaq Stock Market (“Nasdaq”) previously notified the Company that it is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Financial Reporting Rule”) due to the Company’s failure to file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018 (the “Quarterly Report”).

On January 14, 2019, the Company submitted a plan to Nasdaq to regain compliance with the Financial Reporting Rule. On February 5, 2019 the Company received a notification from Nasdaq informing the Company that it has been granted a 180-day exception period from the Quarterly Report’s due date, or until May 8, 2019, to regain compliance with the Financial Reporting Rule. The exception granted by Nasdaq is subject to certain conditions, including a requirement that, on or before March 25, 2019, the Company provide an update to its plan to regain compliance, including the status of its Audit Committee investigation, as well as any developments pertaining to the Company’s ongoing SEC investigation. In addition, on or before May 8, 2019, the Company must file all delinquent financial reports, as required by the Financial Reporting Rule. During the exception period, the Company’s common stock will continue to trade on the Nasdaq Capital Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2019

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ James A. DePalma
James A. DePalma Chief Financial Officer